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                                                                    EXHIBIT 23.3

The Board of Directors
Kroll Holdings, Inc.:


         We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




KPMG Peat Marwick LLP


New York, New York
November 20, 1998